EXHIBIT 99.13
NOTES TO DELEGATION OF SIGNING AUTHORITY
ANNUAL AUDITS & SPECIAL EXAMINATION REPORTS
(1)	This delegation becomes effective as of the date of the Auditor General’s signature except as noted in the delegation.

(2)	This delegation replaces all previous delegations of signing authority.

(3)	The assistant auditors general listed on page 10 have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.

(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Clyde M. MacLellan	Public Sector Pension Investment Board

Clyde M. MacLellan	Export Development Canada

Clyde M. MacLellan	Canada Mortgage and Housing Corporation

Clyde M. MacLellan	Farm Credit Canada

Sylvain Ricard	Business Development Bank of Canada
(5)	Clyde MacLellan is delegated authority to sign a “Bring down letter”, a “Comfort Letter” and a “Consent Letter” in relation to any securities offering of the Public Sector Pension Investment Board.

(6)	John Wiersema is delegated authority to sign all auditors’ reports except where prohibited by law (Section 18 of the Auditor General Act), consent letters described in note 4 above, all letters described in note 5, all special examination reports and all assessments of performance information.

October 2010	Page 9

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified below:

/s/ Sheila Fraser	30 November 2010

Sheila Fraser, FCA	Date

DEPUTY AUDITOR GENERAL:

/s/ John Wiersema John Wiersema, FCA

ASSISTANT AUDITORS GENERAL:

/s/ Nancy Cheng	/s/ Andrew Lennox	/s/ Clyde MacLellan

Nancy Y. Cheng, FCA	Andrew Lennox, CGA	Clyde M. MacLellan, CA

/s/ Neil Maxwell	/s/ Marion McMahon	/s/ Sylvain Ricard

Neil Maxwell	Marian McMahon, CA, CFA	Sylvain Ricard, CA

/s/ John Rossetti

John Rossetti, CA

PRINCIPALS:

/s/ John Apt	/s/ Marise Bédard	/s/ René Béliveau

John Apt, CA	Marise Bédard, CA	René Béliveau, CA

/s/ Lucie Cardinal	/s/ Régent Chouinard	/s/ Terrance DeJong

Lucie Cardinal, CA	Régent Chouinard, CA	Terrance DeJong, CA

/s/ Margaret Haire	/s/ Denis Labelle	/s/ Lissa Lamarche

Margaret Haire, CA	Denis Labelle, CA	Lissa Lamarche, CA

/s/ Maurice Laplante	/s/ Guy LeGras	/s/ Dale MacMillan

Maurice Laplante, CA	Guy LeGras, CA	Dale MacMillan, CGA

/s/ Chantal Perreault	/s/ Dale Shier	/s/ Robert Wilson

Chantal Perreault, CA	Dale Shier, CA	Robert Wilson, CA

October 2010	Page 10